For information, contact:
Chris Sullivan Chief Financial Officer Pegasystems Inc. (617) 866-6020	Beth Lewis Director, Investor and Public Relations Pegasystems Inc. (617) 866-6077

Pegasystems Reports $26.8 Million Revenue In Third Quarter

New Sales Strategy Results in 32 Engagements through First Nine Months

CAMBRIDGE, Mass., November 8, 2005 – Pegasystems today announced its 2005 third quarter results, reporting revenue of $26.8 million, pre-tax profits of $3.1 million and earnings per share of $0.04.

Financial Performance

Quarter
(In millions, except per share data and percentages)	Q3 2005	Q2 2005	Q3 2004

Total Revenue	$26.8	$23.8	$21.5
License Revenue	$11.6	$8.0	$6.9
% of Total Revenue	43%	34%	32%
Services Revenue	$15.2	$15.8	$14.6
% of Total Revenue	57%	66%	68%
Pre-tax Income	$3.1	$0.5	$1.1
Provision for income taxes	$1.8	$0.1	$0.4
Net Income	$1.4	$0.4	$0.7
Earnings Per Share, Basic and Diluted	$0.04	$0.01	$0.02

Alan Trefler, CEO, commented, “Leading corporations are recognizing that Pegasystems’ SmartBPM™ software brings rapid value by better aligning their business systems with their business objectives. Thirteen customers in the third quarter chose our business process management (BPM) software to support a broad variety of processes ranging from enhanced call center customer service to more efficient billing.

“Four new customers selected Pegasystems included a leading North American insurer who will be using Pegasystems SmartBPM software to broadly manage business processes; a global insurance broker to support customer billing; and a provider of employee benefits to support the company’s sales and service throughout the U.S.”

Mr. Trefler continued, “Equally important were the nine existing customers who extended their relationships with Pegasystems, including two who bought their initial PegaRULES Process Commander (PRPC) licenses less than six months ago. One of the world’s largest banking organizations, and a long-time customer, selected Pegasystems’ PRPC platform as its global BPM standard. These sales are evidence that PRPC and our PRPC-based frameworks provide true business enablement with ‘build for change’ agility, function and scale.

“This quarter’s 13 license signings brings to 32 the number secured this year, compared to 22 through this time last year. We are delighted with this success and look forward to continuing to provide real value for our customers.”

Chris Sullivan, CFO, commented, “The value of our license signings during the third quarter was significantly higher than the previously reported weak license signings in the first and second quarters of 2005. While this included one large transaction, we are also encouraged by the number of new and existing customers who purchased licenses.

“We have increased our investment in expanding our pool of trained services personnel, including new Pegasystems staff and partners, to better meet anticipated demand associated with new license signings. This has resulted in lower service gross margins in the third quarter.

“We now expect 2005 full-year revenue to be between $97 and $105 million. The broad range of our revenue estimate is attributable to a small number of large value license opportunities in the fourth quarter. We continue to expect services revenue to be above 50% of total revenue for 2005. We are committed to being the leader in BPM software and have continued to invest in services delivery capacity as well as sales and marketing during the first three quarters of 2005. We expect to continue this investment during the fourth quarter of 2005 and believe this will better position Pegasystems to achieve accelerated growth in future years, but we also anticipate it will continue to result in lower profit before tax in 2005 compared to 2004. As a result, we now expect full-year 2005 earnings per diluted share to be between $0.03 and $0.15. Cash flow from operations in 2005 is now expected to be in the range of $18 to $22 million.”

The Company will be hosting a conference call and live Webcast associated with this announcement at 9:00 a.m. ET on Wednesday, November 9, 2005. Dial-in information is as follows: 800-250-4434 (domestic) or 706-634-0667 (international), passcode 1856609.

If interested in listening to the Webcast, log onto www.pega.com at least 5 minutes prior to the event’s broadcast, and click on the Webcast icon in the Investor Relations section. A replay of the call will also be available on www.pega.com in the Investor Relations section, Audio Archives link.

Forward-Looking Statements

Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 including without limitation our financial guidance with respect to 2005 revenue, services revenue as a percentage of total revenue, profit before tax, earnings per diluted share and cash flow from operations. The words “believe,” “expect,” “anticipate” and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. The Company does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company’s actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include volatility of our quarterly operating results, changes in estimates, judgments, positions and assumptions relative to our income tax provisions, difficulty in predicting the completion of product implementations and consequently the timing of our license revenue recognition, our ability to develop new products and evolve existing ones, the impact on our business of the ongoing consolidation in the financial services market, historically our core market, our ability to attract and retain key employees, reliance on certain key third-party relationships, and other risks and uncertainties. Further information regarding these and other factors which could cause the Company’s actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company’s most recent report on form 10-Q or 10-K and other recent filings on file with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent the Company’s views as of November 8, 2005. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company’s view to change, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to November 8, 2005.

About Pegasystems

Pegasystems Inc. (Nasdaq: PEGA) provides software to automate complex, changing business processes. Our Business Process Management (BPM) solutions provide organizations with the agility critical to managing growth, productivity and compliance. Our solution unifies pure-play BPM software with a sophisticated Business Rules Engine to drive business effectiveness. This patented technology enables organizations to “build for change” and overcome the execution gap that occurs as evolving business objectives outpace the ability of business systems to respond.

Pegasystems’ BPM suite offers standards-based technology built in a rapid-solution development environment. Our BPM solution combines the capability to solve a full range of business process challenges with the opportunity to leverage existing technology investments. By enabling business process responsiveness, Pegasystems makes it easier for people and systems to work together.

Pegasystems’ award-winning BPM suite is complemented with best-practice solution frameworks based on more than 20 years of experience helping Fortune 500 and other leading corporations in the financial services, insurance, healthcare, manufacturing and government markets.

Headquartered in Cambridge, MA, Pegasystems has regional offices in North America, Europe and the Pacific Rim. For more information, visit www.pega.com.

PEGASYSTEMS INC.
Condensed Consolidated Balance Sheets
(in thousands, except share-related data)

	September 30,	December 31,
	2005	2004
ASSETS

Current assets:
Cash and cash equivalents	$18,464	$20,905
Short-term investments	90,165	76,455

Total cash and short-term investments	108,629	97,360
Trade accounts receivable, net of allowance for doubtful accounts of $365 in 2005 and 2004 .	25,029	15,528
Short-term license installments	26,758	31,358
Prepaid expenses and other current assets	1,881	1,236

Total current assets	162,297	145,482
Long-term license installments, net of unearned interest income	31,851	44,344
Equipment and improvements, net of accumulated depreciation and amortization	2,118	1,586
Acquired technology, net of accumulated amortization	117	379
Other assets	112	118
Goodwill	2,346	2,346

Total assets	$198,841	$194,255

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accrued payroll related expenses	$7,072	$7,888
Accounts payable and accrued expenses	9,781	9,502
Deferred revenue	16,154	9,114
Current portion of capital lease obligation	101	98

Total current liabilities	33,108	26,602
Long-term deferred income taxes	2,190	1,480
Capital lease obligation, net of current portion	89	165
Other long-term liabilities	1,099	808

Total liabilities	36,486	29,055

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized; no shares issued and Outstanding	—	—
Common stock, $.01 par value, 70,000,000 shares authorized; 35,457,085 shares and 36,076,649 shares issued and outstanding in 2005 and 2004, respectively	355	361
Additional paid-in capital	118,220	122,152
Stock warrant	249	249
Retained earnings	43,088	41,289

Accumulated other comprehensive income (loss):
Net unrealized loss on investments available-for-sale	(616)	(267)
Foreign currency translation adjustments	1,059	1,416

Total stockholders’ equity	162,355	165,200

Total liabilities and stockholders’ equity	$198,841	$194,255

PEGASYSTEMS INC.
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)

	Three months ended September 30,			Nine months ended September 30,
	2005	2004	2005	2004

Revenue:
Software license	$11,637	$6,883	$30,521	$28,223
Services	15,209	14,645	44,343	42,002

Total revenue	26,846	21,528	74,864	70,225

Cost of revenue:
Cost of software license	87	88	262	262
Cost of services	9,289	6,441	24,881	19,121

Total cost of revenue	9,376	6,529	25,143	19,383

Gross profit	17,470	14,999	49,721	50,842

Operating expenses:
Research and development	4,952	5,078	14,854	15,388
Selling and marketing	7,811	7,243	24,664	22,900
General and administrative	2,880	2,999	9,207	8,688

Total operating expenses	15,643	15,320	48,725	46,976

Income (loss) from operations	1,827	(321)	996	3,866
Installment receivable interest income	632	856	1,763	2,243
Other interest income, net	808	511	2,177	1,280
Other income (expense), net	(128)	95	(1,144)	(284)

Income before provision for income taxes	3,139	1,141	3,792	7,105
Provision for income taxes	1,768	400	1,993	2,500

Net income	$1,371	$741	$1,799	$4,605

Earnings per share:
Basic	$0.04	$0.02	$0.05	$0.13
Diluted	$0.04	$0.02	$0.05	$0.12
Weighted average number of common shares outstanding, basic	35,675	35,786	35,865	35,610
Weighted average number of common shares outstanding, diluted.	36,362	36,723	36,550	36,941

PEGASYSTEMS INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine months ended September 30,
	2005	2004

Cash flows from operating activities:
Net income....... ......	$1,799	$4,605

Adjustment to reconcile net income to cash flows from operating activities:
Stock option income tax benefits	91	721
Deferred income taxes	1,256	1,150
Depreciation, amortization and other non-cash items	1,286	1,053
Issuance of common stock warrants	—	38
Loss on disposal of fixed assets	15	—

Change in operating assets and liabilities:
Trade accounts receivable and license installments	7,571	5,188
Prepaid expenses and other current assets	(666)	(714)
Accounts payable and accrued expenses	(679)	(948)
Deferred revenue	7,040	(4,817)
Other long-term assets and liabilities	295	49

Cash flows from operating activities	18,008	6,325

Cash flows from investing activities:
Purchase of investments	(38,065)	(151,248)
Maturing and called investments	9,018	13,350
Sale of investments	14,475	83,053
Purchase of equipment and improvements	(1,304)	(782)

Cash flows from investing activities	(15,876)	(55,627)

Cash flows from financing activities:
Payments under capital lease obligations	(73)	(16)
Proceeds from sale of stock under Employee Stock Purchase Plan	240	329
Exercise of stock options	521	2,457
Repurchase of common stock	(4,791)	—

Cash flows from financing activities	(4,103)	2,770

Effect of exchange rate on cash and cash equivalents	(470)	(66)

Net decrease in cash and cash equivalents	(2,441)	(46,598)
Cash and cash equivalents, beginning of period	20,905	67,989

Cash and cash equivalents, end of period	$18,464	$21,391